EXHIBIT 99.1


STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Rad Source Technologies, Inc. (the "Company") for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Randol Kirk, Chief Executive Officer of the Company, certify that


     o the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     o information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ RANDOL KIRK
------------------------------
Randol Kirk
May 15, 2003

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